                                                                    Exhibit 4(m)

                                  CONFIRMATION

Date:                         September 25 2003

To:                           GE Commercial Equipment Financing, LLC, Series
                              2003-1 ("Party A")

Attention:                    Manager, Conduit Administration

From:                         Deutsche Bank, New York Branch ("Party B")

Transaction Reference Number: N258123N

The purpose of this letter agreement is to set forth the terms and conditions of the Transaction entered into between us on the Trade Date referred to below. This letter constitutes a "Confirmation" as referred to in the Master Agreement specified below.

The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swap and Derivatives Association, Inc., as such definitions are modified and amended by the Schedule to the Master Agreement) (the "Definitions") are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms a part of, and is subject to, the ISDA Master Agreement dated as of September 25, 2003, as amended or supplemented from time to time (the "Master Agreement") between you and us. All provisions contained in the Master Agreement shall govern this Confirmation except as expressly modified below.

The capitalized terms used herein and not otherwise defined herein, in the Master Agreement or in the Definitions shall have the meanings assigned to them in the Indenture, dated as of September 25, 2003, between Party A and JPMorgan Chase Bank, as Indenture Trustee (the "Indenture") and the Servicing Agreement, dated as of September 25, 2003, between Party A and General Electric Capital Corporation, as Servicer (the "Servicing Agreement"), each as amended or supplemented from time to time.

The terms of the particular Transaction to which this Confirmation relates are as follows:

Type of Transaction:                CP Rate Swap

Notional Amount:                    With respect to any Interest Accrual Period,
                                    the product of (i) the aggregate Loan Value of Loans that bear interest based on a 30-day commercial paper rate index
                                    (excluding Hybrid Loans, the "CP Rate
                                    Loans") as of the beginning of the calendar month in which the Interest Accrual Period commenced; and (ii) the lesser of (x) the quotient of (a) the Outstanding Principal
                                    Balance of the Notes immediately after the Payment Date on which such Interest Accrual
                                    Period commences; divided by (b) the Pool
                                    Balance as of
                                    the beginning of the calendar month in which the Interest Accrual Period commenced and
                                    (y) 1.0. The Notional Amount for the first
                                    Interest Accrual Period is USD 61,940,031.

Trade Date:                         September 19, 2003

Effective Date:                     September 25, 2003

Termination Date:                   The earlier of (i) the Payment Date
                                    occurring in November 2011; (ii) the Payment
                                    Date on which the aggregate outstanding Loan
                                    Values of the CP Rate Loans is zero; (iii) the Payment Date on which the Outstanding
                                    Principal Balance of the Notes is reduced to zero and (iv) an Early Termination Date.

Payment Date:                       One Business Day prior to the last day of
                                    each Interest Accrual Period.

Calculation                         Period: Initially, the period from
                                    and including September 25, 2003 to
                                    but excluding, October 20, 2003, and
                                    for each period thereafter, from and
                                    including the twentieth day of each
                                    calendar month to and excluding the
                                    twentieth day of the next calendar
                                    month.

Business Day Convention:            Following

Business Day:                       New York and London

Party A Floating Rate Amounts:

     Party A Floating Rate Payer:   Party A

     Party A Floating Payer
     Payment Date:                  Each Payment Date

     Party A Floating Rate Payer
     Period End Dates:              Last day of each Interest Accrual Period,
                                    subject to adjustment in accordance with the Following Business Date Convention.

     Party A Floating Rate:         CP Rate

                                    "CP Rate" shall be equal to the rate listed for "1-Month" Commercial Paper (Non-Financial) under the column indicating the daily rate as stated in the Federal Reserve Statistical Release H.15 (519) published for the first Business Day of the calendar month in which the Interest

                                    Accrual Period commences. If, for any reason whatsoever, the Federal Reserve Statistical Release H.15 (519) is no longer published, the "CP Rate" shall be equal to the latest commercial paper rate for high grade unsecured notes of 30 days maturity sold through dealers by major corporation in multiples of $1,000 as indicated in the "Money Rate" column of the Wall Street Journal, Eastern Edition, published on the first Business Day of the calendar month in which the Interest Accrual Period commences.

     Spread:                        26 bps (.26%) per annum

     Initial CP Setting:            1.03%

     Party A Floating Rate Day
       Count Fraction:              Actual/360

LIBOR Floating Rate Amounts:

     LIBOR Floating Rate Payer:     Party B

     LIBOR Floating Rate Payer
     Payment Dates:                 Each Payment Date

     LIBOR Floating Rate Payer
     Period End Dates:              The last day of each Interest Accrual
                                    Period, subject to adjustment in accordance with the Following Business Date Convention.

     Reset Date:                    The first day of each Interest Accrual
                                    Period, subject to adjustment in accordance with the Following Business Date Convention.

     LIBOR Floating Rate:           USD-LIBOR-BBA

     Designated Maturity:           One month

     Cap Rate:                      N/A

     LIBOR Floating Rate Day
     Count Fraction:                Actual/360

     Compounding:                   N/A

     Business Days:                 New York

Calculation Agent:                  Party B

Account Details

          Payments to Party A: To be provided in written instructions.

          Payments to Party B: To be provided in written instructions.

         (a) Other Provisions:

         In the event that there is a purchase by CEF Equipment Holdings, L.L.C. of all Loans owned by Party A pursuant to Section 6.1 of the Servicing Agreement, Party A shall assign all of its rights and obligations hereunder to General Electric Capital Services, Inc.

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                            [Signature Page Follows].

         Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

                                      DEUTSCHE BANK AG, NEW YORK BRANCH

                                      By: ______________________________________
                                          Name:
                                          Title:

                                      By: ______________________________________
                                          Name:
                                          Title:

Accepted and confirmed as of
the date first above written:

GE COMMERCIAL EQUIPMENT FINANCING, L.L.C., SERIES 2003-1
By: CEF Equipment Holding, L.L.C.
    its Managing Member

By: _______________________________________
    Name:
    Title: